As filed with the Securities and Exchange Commission on August 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMSTOCK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1311	94-1667468
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

(972) 668-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Jay Allison

Chairman of the Board of Directors and Chief Executive Officer

Comstock Resources, Inc.

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

(972) 668-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack E. Jacobsen

Locke Lord LLP

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

(214) 740-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-238113

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” , “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-Accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	$50,000,000 (1)	$6,490.00 (3)
Guarantees of Debt Securities	(2)	(2)

(1)

Comstock Resources, Inc. (the “Registrant”) previously registered certain securities with a maximum aggregate offering price $750,000,000 on a Registration Statement on Form S-3 (File No. 333-238113) which was filed by Registrant on May 8, 2020, as amended May 22, 2020 and declared effective by the Securities and Exchange Commission on June 1, 2020 (the “Related Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) an additional amount of securities having a proposed maximum aggregate offering price representing no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is being registered under this Registration Statement. In no event will the maximum aggregate offering of all securities issued pursuant to this Registration Statement and the Related Registration Statement exceed $800,000,000.

(2)

Includes certain subsidiaries of identified in the “Table of Additional Subsidiary Guarantor Registrants”, which may be guarantors of some or all of the debt securities registered hereunder and, as such, have been listed as co-registrants for the purpose of providing guarantees, if any. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to any such guarantees.

(3)

Calculated pursuant to Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of debt securities being registered hereby. The Registrant previously registered securities pursuant to the Related Registration Statement for which a registration fee of $26,819.93 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Comstock Oil & Gas, LLC	Nevada	75-2272352

Comstock Oil & Gas-Louisiana, LLC	Nevada	28-0012430

Explanatory Note and Incorporation By Reference

The Registrant is filing this Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) and General Instruction IV of Form S-3 both as promulgated under the Securities Act of 1933, as amended. This Registration Statement on Form S-3 relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-238113) filed with the Commission on May 8, 2020, as amended by the Pre-Effective Amendment No. 1 filed on May 22, 2020, and declared effective by the Commission on June 1, 2020 (the “Related Registration Statement”). This Registration Statement on Form S-3 is being filed for the purpose of registering an additional amount of securities equal to 20% of the remaining $250,000,000 of securities eligible to be sold under the Related Registration Statement, or $50,000,000 of additional securities. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Related Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibit No.	Description

5.1*	Opinion of Locke Lord LLP.

5.2*	Opinion of Woodburn and Wedge.

23.1*	Consent of Locke Lord LLP (included in Exhibit 5.1).

23.2*	Consent of Woodburn and Wedge (contained in Exhibit 5.2).

23.3*	Consent of Ernst & Young LLP.

23.4*	Consent of KPMG LLP.

23.5*	Consent of Independent Petroleum Consultants Lee Keeling & Associates, Inc.

23.6*	Consent of Independent Petroleum Engineers And Geologists Netherland, Sewell & Associates, Inc.

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Related Registration Statement on Form S-3 (File No. 333-238113) filed with the Commission on May 8, 2020, as amended by the Pre-Effective Amendment No. 1 filed on May 22, 2020).

25.1	Statement of Eligibility of Trustee under the Indenture on Form T-1. (incorporated by reference to Form T-1 filed with the Commission on June 23, 2020, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, under the electronic form type 305B2).

*	Filed herewith

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on August 17, 2020.

COMSTOCK RESOURCES, INC.

By:	/s/ M. JAY ALLISON
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Signature	Title	Date
/s/ M. JAY ALLISON M. Jay Allison	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 17, 2020

/s/ ROLAND O. BURNS Roland O. Burns	President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	August 17, 2020

* Elizabeth B. Davis	Director	August 17, 2020

* Morris E. Foster	Director	August 17, 2020

* John D. Jacobi	Director	August 17, 2020

* Jordan T. Marye	Director	August 17, 2020

* Jim L. Turner	Director	August 17, 2020

*By:	/s/ ROLAND O. BURNS Roland O. Burns, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on August 17, 2020.

COMSTOCK OIL & GAS, LLC

By:	/s/ M. JAY ALLISON
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on August 17, 2020.

COMSTOCK OIL & GAS – LOUISIANA, LLC

By:	/s/ M. JAY ALLISON
M. Jay Allison Chief Executive Officer (Principal Executive Officer)